UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2010

SIFCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 881-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective December 10, 2010, SIFCO Industries, Inc. (“SIFCO” or “Company”), through a wholly-owned subsidiary, entered into an asset purchase agreement (the “Purchase Agreement”) for the purchase of the forging business and substantially all related operating assets from T&W Forge, Inc, located in Alliance, Ohio. For a more detailed description of the transaction, see Section 2 – Financial Information, Item 2.01 – Completion of Acquisition or Disposal of Assets.

Effective December 10, 2010, SIFCO also entered into a five (5) year revolving credit agreement (the “Credit Agreement”) with Fifth Third Bank in the maximum amount of $30.0 million secured by substantially all the assets of the Company and its U.S. subsidiaries and a pledge of 65% of the stock of its non-U.S. subsidiaries. Borrowing under the Credit Agreement (i) bears interest at a rate equal to Libor plus 0.75% to 1.75%, which % fluctuates based on the Company’s leverage ratio of outstanding indebtedness to EBITDA, and (ii) is subject to certain customary financial covenants including, without limitation, covenants that require the Company to not exceed a maximum leverage ratio and to maintain a minimum fixed charge coverage ratio. At closing the interest rate was Libor plus 1.00% with a commitment fee ranging from 0.10% to 0.25% to be incurred on the unused balance. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement attached to this Form 8-K as Exhibit 4.23 and incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposal of Assets

On December 10, 2010, through its wholly-owned subsidiary, TWF Acquisition, LLC (“TWF Acquisition”), SIFCO completed the purchase of the forging business and substantially all related operating assets from T&W Forge, Inc. (“TWF”). The forging business is operated in TWF’s Alliance, Ohio facility. The purchase price for the forging business and related operating assets is $23.6 million payable in cash, subject to certain adjustments related principally to the delivered working capital level and/or escrow provisions under the Purchase Agreement. In addition, SIFCO has assumed the current operating liabilities of the forging business. The foregoing description of the acquisition transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement attached to this Form 8-K as Exhibit 10.14 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

The disclosure in Item 1.01 relating to the Credit Agreement and Exhibit 4.23 of this report are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

4.23	Credit and Security Agreement among Fifth Third Bank and SIFCO Industries, Inc. (and subsidiaries) dated December 10, 2010*

10.14	Asset Purchase Agreement between T&W Forge, Inc and TWF Acquisition, LLC (a wholly-owned subsidiary of SIFCO Industries Inc.) dated December 10, 2010*

99.1	Press Release dated December 14, 2010 - SIFCO Industries, Inc. announces the acquisition of the forging business and related assets of T&W Forge, Inc.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing. The registrant agrees to furnish to the Securities and Exchange Commission on a supplemental basis a copy of any omitted exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc. (Registrant)

Date: December 14, 2010	/s/ Frank A. Cappello
Frank A. Cappello
Vice President – Finance and Chief Financial Officer (Principal Financial Officer)